                                   EXHIBIT 12

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods as shown.

                                                           September 30,
                                                               2000             1999             1998
                                                         ----------------  --------------  ---------------


Net Earnings                                            $     25,773,129  $   35,311,517  $    32,441,198

Fixed Charges:
    Interest on Indebtedness                                  19,578,791      21,864,179       13,444,646
    Amortization of Discount Relating to Indebtedness             68,162          55,758           15,244
    Amortization of Treasury Lock Gain                         (356,560)       (245,388)           -
    Amortization of Deferred Charges                             535,807         723,310          710,491
                                                         ----------------  --------------  ---------------
                                                              19,826,200      22,397,859       14,170,381

Net Earnings Before Fixed Charges                       $     45,599,329  $   57,709,376  $    46,611,579
                                                         ================  ==============  ===============

Divided by Fixed Charges
    Fixed Charges                                       $     19,826,200  $   22,397,859  $    14,170,381
    Capitalized and Deferred Interest                            358,942       1,111,165        1,111,615
                                                         ----------------  --------------  ---------------
                                                        $     20,185,142  $   23,509,024  $    15,281,996
                                                         ================  ==============  ===============

Ratio of Net Earnings to Fixed Charges                              2.26            2.45             3.05
                                                         ================  ==============  ===============



Advisor Acquisition Costs                               $      1,062,283  $    9,824,172  $     5,501,343
                                                         ================  ==============  ===============

Net Earnings After Advisor Acquisition Costs
    and Fixed Charges (1)                               $     46,661,612  $   67,533,548  $    52,112,922
                                                         ================  ==============  ===============

Ratio of Net Earnings After Advisor
    Acquisition Costs to Fixed Charges (1)                          2.31            2.87             3.41
                                                         ================  ==============  ===============


                                                              1997              1996              1995
                                                         --------------  ----------------   ---------------


Net Earnings                                            $   30,384,643  $     19,839,374   $    12,707,271

Fixed Charges:
    Interest on Indebtedness                                11,477,929         7,206,291         3,834,388
    Amortization of Discount Relating to Indebtedness           -                 -                 -
    Amortization of Treasury Lock Gain                          -                 -                 -
    Amortization of Deferred Charges                           825,014           748,638           322,176
                                                         --------------  ----------------   ---------------
                                                            12,302,943         7,954,929         4,156,564

Net Earnings Before Fixed Charges                       $   42,687,586  $     27,794,303   $    16,863,835
                                                         ==============  ================   ===============

Divided by Fixed Charges
    Fixed Charges                                       $   12,302,943  $      7,954,929   $     4,156,564
    Capitalized and Deferred Interest                          133,202            -                 -
                                                         --------------  ----------------   ---------------
                                                        $   12,436,145  $      7,954,929   $     4,156,564
                                                         ==============  ================   ===============

Ratio of Net Earnings to Fixed Charges                            3.43              3.49              4.06
                                                         ==============  ================   ===============



Advisor Acquisition Costs                               $       -       $         -        $        -
                                                         ==============  ================   ===============

Net Earnings After Advisor Acquisition Costs
    and Fixed Charges (1)                               $   42,687,586  $     27,794,303   $    16,863,835
                                                         ==============  ================   ===============

Ratio of Net Earnings After Advisor
    Acquisition Costs to Fixed Charges (1)                        3.43              3.49              4.06
                                                         ==============  ================   ===============


(1)The Company's revolving line of credit and notes payable covenants provide for fixed charge coverage ratios to be calculated before Advisor Acquisiton Costs.